UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2009 Douglas C. Werking resigned his position as a member of the Board of Directors (the “Board”) of Accuride Corporation (“Accuride”).  Mr. Werking is one of five directors nominated and elected by Sun Accuride Debt Investments, LLC, an affiliate of Sun Capital and the holder of the sole outstanding share of Series A Preferred Stock (the “Series A Stockholder”).  Pursuant to Accuride’s Certificate of Designation of Series A Preferred Stock, the Series A Stockholder has the sole right to nominate a candidate for consideration by the Board to fill the vacancy created by Mr. Werking’s resignation.  Mr. Werking’s resignation shall be effective upon the vote of the Board on the candidate nominated by the Series A Stockholder to fill the vacancy created by his resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	August 12, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel